Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-199127) pertaining to the 2010 Equity Incentive Plan, the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of Dermira, Inc.,

(2)	Registration Statement (Form S-8 No. 333-203002) pertaining to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of Dermira, Inc.,

(3)	Registration Statement (Form S-8 No. 333-209922) pertaining to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of Dermira, Inc.,

(4)	Registration Statement (Form S-8 No. 333-216484) pertaining to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of Dermira, Inc.,
(5)	Registration Statement (Form S-3ASR No. 333-216331) of Dermira, Inc.,
(6)	Registration Statement (Form S-8 No. 333-222865) pertaining to the 2014 Equity Incentive Plan, the 2014 Employee Stock Purchase Plan and the 2018 Equity Inducement Plan of Dermira, Inc., and
(7)	Registration Statement (Form S-3 No. 333-228249) of Dermira, Inc.

of our reports dated February 26, 2019, with respect to the consolidated financial statements of Dermira, Inc. and the effectiveness of internal control over financial reporting of Dermira, Inc. included in this Annual Report (Form 10‑K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

San Jose, California

February 26, 2019